Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 29, 2007 on the consolidated financial statements of Network CN, Inc. included in the Annual Report on Form 10-KSB of Network CN, Inc. for the years ended December 31, 2006 and 2005.

WEBB & COMPANY, P.A.

Certified Public Accountants

April 3, 2007